Exhibit 99.1

Enumeral Reports Second Quarter Financial Results

CAMBRIDGE, Mass.—August 14, 2017--Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”) today announced its financial results for the three months ended June 30, 2017.

On June 29, 2017, the Company’s Board of Directors, having evaluated and pursued a range of potential strategic transactions, and other alternatives for the sale or disposition of its assets on a going concern basis, determined that it is in the best interests of the Company’s stockholders and creditors to wind down the Company’s remaining operations and effect an orderly disposition of the Company’s remaining assets, including the Company’s intellectual property related to its PD-1 and TIM-3 antibody programs.

Second Quarter 2017 Financial Results

●	Cash and Cash Equivalents: Cash and cash equivalents as of June 30, 2017 were $576,307, compared to $3,162,400 as of December 31, 2016. As of the date of this press release, Enumeral does not have sufficient cash resources to continue to fund its operations and pay all of its outstanding creditors. Enumeral is currently in the process of winding down its operations, disposing of its remaining assets, and resolving its outstanding debts. The Company’s liquidity is dependent on its ability to manage all elements of this process in a manner favorable to Enumeral. As the Company winds down its operations, it continues to consider possible transactions pursuant to which Enumeral may sell its remaining assets, and/or effect a strategic transaction, such as a merger. If Enumeral is unable to effect one or more such transactions, the Company may be compelled to commence liquidation or bankruptcy proceedings.

●	Revenue: Revenue decreased by $1,309,231 to $189,741 for the three months ended June 30, 2017, as compared to $1,498,972 for the three months ended June 30, 2016. This decrease in revenue is primarily attributable to the Company’s license agreement with Pieris Pharmaceuticals and its study agreement with Merck. As a result of the Company’s determinations in June 2017 to terminate its research and development function and sell its laboratory equipment, as well as to wind down its remaining operations, the Company does not expect to conduct any further activities pursuant to its study agreement with Merck. Consequently, the Company does not expect to recognize any additional revenue with respect to the Merck agreement.

●	Research and Development Expenses: Research and development expenses decreased by $357,463 to $883,338 for the three months ended June 30, 2017, as compared to $1,240,801 for the three months ended June 30, 2016. This decrease is primarily due to a decrease in payroll and personnel expenses as a result of lower headcount, a decrease in royalties owed to the Massachusetts Institute of Technology, a decrease in stock-based compensation and a decrease in depreciation expense. As a result of the Company’s determinations in June 2017 to terminate its research and development function and sell its laboratory equipment, as well as to wind down its remaining operations and dispose of its remaining assets, the Company does not expect to incur significant research and development expenses in the future.

●	General and Administrative Expenses: General and administrative expenses decreased by $1,135,826 to $609,378 for the three months ended June 30, 2017, as compared to $1,745,204 for the three months ended June 30, 2016. This decrease is primarily due to a decrease in payroll and personnel expenses as a result of lower headcount, a decrease in professional fees, and a decrease in stock-based compensation. As a result of the Company’s determination in June 2017 to wind down its remaining operations, the Company expects that its general and administrative expenses will continue to decrease in the future.

●	Wind Down Expenses. Wind down expenses were $1,055,246 for the three months ended June 30, 2017. The Company recognized no wind down expenses for the three months ended June 30, 2016. The Company’s wind down expenses were primarily associated with the extinguishment of restricted cash in connection with the Company’s operating lease, a loss on the auction sale of its laboratory equipment, and a loss associated with the buyout of its equipment lease during the three months ended June 30, 2017.

●	Other Income (Expense): Other income (expense) changed by $919,849 to ($780,373) for the three months ended June 30, 2017, as compared to $139,476 for the three months ended June 30, 2016. This change is primarily due to a decrease in non-cash income related to the change in the fair value of derivative liabilities associated with the warrants issued in connection with the Company’s July 2014 private placement transaction, and an increase in interest expense resulting from the full accretion of the discount and other transaction costs associated with the Company’s Unit Offering in May 2017. In connection with the completion of the Company’s warrant tender offer on December 12, 2016, the July 2014 warrants were either exercised or amended to remove the anti-dilution provisions. As a result, these warrants are no longer classified as derivative liabilities.

●	Net Loss: Net loss increased by $1,791,037 to $3,138,594 for the three months ended June 30, 2017, as compared to $1,347,557 for the three months ended June 30, 2016.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral” or the “Company”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements may include, without limitation, (a) Enumeral’s ability to wind down its operations, dispose of its remaining assets, and resolve its outstanding debts, as well as, cash flows and resulting liquidity, (b) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, as well as the timing of such acceptance, (c) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (d) Enumeral’s ability to partner with other companies to bring product candidates through the development stage and eventually to market, (e) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (f) Enumeral’s ability to comply with governmental regulation, (g) the intensity of competition, (h) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas, and (i) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

 Enumeral Biomedical Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$576,307	$3,162,400
Other current assets	406,156	236,385
Total current assets	982,463	3,398,785
Property and equipment, net	—	902,097
Other assets	5,000	646,336
Total assets	$987,463	$4,947,218

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$690,308	$308,857
Accrued expenses	139,428	386,355
Promissory notes	778,856	—
Other liabilities	—	266,136
Total current liabilities	1,608,592	961,348
Other long term liabilities	—	77,956
Total liabilities	1,608,592	1,039,304
Total stockholders’ equity (deficiency)	(621,129)	3,907,914
Total liabilities and stockholders’ equity (deficiency)	$987,463	$4,947,218

Enumeral Biomedical Holdings, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2017	2016
Revenue:
Collaboration and license revenue	$100,000	$1,336,466
Grant revenue	89,741	162,506
Total revenue	189,741	1,498,972
Cost of revenue and expenses:
Research and development	883,338	1,240,801
General and administrative	609,378	1,745,204
Wind down expenses	1,055,246	—
Total cost of revenue and expenses	2,547,962	2,986,005
Loss from operations	(2,358,221)	(1,487,033)
Other income (expense):
Interest expense, net	(780,373)	(4,623)
Change in fair value of derivative liabilities	—	144,099
Total other income (expense), net	(780,373)	139,476
Net loss before income taxes	(3,138,594)	(1,347,557)
Provision for income taxes	—	—
Net loss	$(3,138,594)	$(1,347,557)
Net loss per common share:
Basic & Diluted	$(0.02)	$(0.03)
Weighted-average number of common shares outstanding:
Basic & Diluted	128,376,455	52,073,481

Contact:

Enumeral Biomedical Holdings, Inc.
Kevin Sarney, (617) 945-9146
kevin@enumeral.com